Exhibit 24.1

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, Synovus Financial Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP. (Registrant)

March 7, 2005	By:	/s/James H. Blanchard

James H. Blanchard, Principal Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Richard E. Anthony, and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this report and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of Section 13 or 15(d) the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons in the capacities and on the dates indicated.

/s/James H. Blanchard	Date: March 7, 2005

James H. Blanchard, Principal Executive Officer and Director

/s/James D. Yancey	Date: March 7, 2005

James D. Yancey, Chairman of the Board

/s/Richard E. Anthony	Date: March 7, 2005

Richard E. Anthony, President and Director

/s/Thomas J. Prescott	Date: March 7, 2005

Thomas J. Prescott, Executive Vice President, Principal Accounting and Financial Officer

/s/Daniel P. Amos	Date: March 7, 2005

Daniel P. Amos, Director

/s/Richard Y. Bradley	Date: March 7, 2005

Richard Y. Bradley, Director

/s/Frank W. Brumley	Date: March 7, 2005

Frank W. Brumley, Director

/s/Elizabeth W. Camp	Date: March 7, 2005

Elizabeth W. Camp, Director

/s/C. Edward Floyd	Date: March 7, 2005

C. Edward Floyd, Director

/s/Gardiner W. Garrard, Jr.	Date: March 7, 2005

Gardiner W. Garrard, Jr., Director

/s/T. Michael Goodrich	Date: March 7, 2005

T. Michael Goodrich, Director

/s/V. Nathaniel Hansford	Date: March 7, 2005

V. Nathaniel Hansford, Director

/s/John P. Illges, III	Date: March 7, 2005

John P. Illges, III, Director

/s/Alfred W. Jones III	Date: March 7, 2005

Alfred W. Jones III, Director

Date: ___, 2005

Mason H. Lampton, Director

/s/Elizabeth C. Ogie	Date: March 7, 2005

Elizabeth C. Ogie, Director

/s/H. Lynn Page	Date: March 7, 2005

H. Lynn Page, Director

/s/J. Neal Purcell	Date: March 7, 2005

J. Neal Purcell, Director

/s/Melvin T. Stith	Date: March 7, 2005

Melvin T. Stith, Director

/s/William B. Turner, Jr.	Date: March 7, 2005

William B. Turner, Jr., Director